Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 24, 2006 relating to the financial statements of Novelis Inc., which appears in Novelis Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005.

PricewaterhouseCoopers LLP

Atlanta, Georgia

November 15, 2006